Exhibit 10.78

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, modified or supplemented from time to time, “Agreement”), dated as of the      day of March, 2013, by and between (i) EAGLEBANK (the “Lender”), and (ii) COMSTOCK REDLAND ROAD, L.C., a Virginia limited liability company (the “Borrower”), recites and provides:

RECITALS:

R-1. The Borrower has acquired a certain development site comprised of 39 lots located at Redland Road and Yellowstone Way, Montgomery County, Maryland, as more particularly described on Exhibit A attached hereto (the “Property”), on which the Borrower intends to develop three (3) single family detached housing units (singularly, a “Single Family Lot” or, as improved, “Single Family Unit” and if referring to more than one, “Single Family Lots” or, as improved, “Single Family Units”) and thirty-six (36) townhouse units (singularly, a “Townhouse Lot” or, as improved, “Townhouse Unit” and if referring to more than one, “Townhouse Lots” or, as improved, “Townhouse Units”).

R-2. Subject to the terms of this Agreement, the Lender agrees to make an acquisition and development loan (the “Development Loan”) to the Borrower, as more particularly described in Section One below, for the purpose of financing the acquisition and the Development (as hereinafter defined) of the Property.

R-3. Subject to the terms of this Agreement, the Lender also agrees to make a revolving construction loan (the “Construction Loan”) to the Borrower, as more particularly described in Section Two below, for the purpose of financing the construction of the Single Family Units and the Townhouse Units (collectively, “Units” or if referred to individually, a “Unit”).

R-4. The Lender and the Borrower agree that the Development Loan and the Construction Loan (together, the “Loans”) will be made and advanced upon and subject to the terms, covenants and conditions set forth in this Agreement.

R-5. Subject to the terms of this Agreement, the Lender also agrees to make a facility (the “LC Facility”) available to the Borrower under which the Lender agrees to issue letters of credit (singularly, a “Letter of Credit” and if referring to more than one, “Letters of Credit”) for the account of the Borrower (any draw on any Letter of Credit shall be referred to as an “LC Advance”), as more particularly described in Section Three below, for the purpose of securing the performance by the Borrower of public improvement requirements pursuant to agreements with Montgomery County, Maryland or other governmental entities.

R-6. The Lender and the Borrower agree that the LC Facility shall be made upon and subject to the terms, covenants and conditions set forth in this Agreement.

R-7. Simultaneously herewith the Lender is making an acquisition and development loan to the Borrower as hereinafter described (the “Apartment Loan”) with respect to certain property adjacent to the Property that has been approved for construction of a 117-unit multi-family apartment building (the “Apartment Parcel”), which was to have been subdivided pursuant to a record plat (the “Record Plat”) to create the Property and the Apartment Parcel each as a separate subdivided record lot; however, the Record Plat has not been recorded and the Property and the Apartment Parcel are part of one single subdivided record lot known as P-146 in Montgomery County, Maryland.

R-8. The Borrower has requested that the Lender waive the condition to closing the Loans and the LC Facility that the Record Plat be recorded, and the Lender is amenable to such request provided the Borrower performs its duties and obligations strictly in accordance with the terms and conditions of this Agreement.

AGREEMENT

ACCORDINGLY, for and in consideration of the foregoing Recitals which are a material part of this Agreement and not mere prefatory language, and of the mutual covenants and conditions set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

SECTION ONE

THE DEVELOPMENT LOAN

1.1 Amount. The maximum principal amount that may be advanced under the Development Loan shall not exceed the lesser of (i) Five Million Three Hundred Thousand and No/100 Dollars ($5,300,000.00), or (ii) sixty-five percent (65%) of the cost of acquisition of the Property and the Development thereof in accordance with a budget approved by the Lender, or (iii) sixty percent (60%) of the discounted (“When Developed”) (finished lots) value of the Property pursuant to the Appraisal (hereinafter defined) and any appraisals which may be engaged by the Lender from time to time subsequent to the date hereof. The Development Loan will be evidenced by a Development Loan Promissory Note made by the Borrower payable to the order of the Lender (as the same may be amended, renewed, restated, supplemented or substituted from time to time, the “Development Loan Note”) which shall be governed by Maryland law.

1.2 Purpose. The Borrower will use the Development Loan proceeds as follows: (i) up to Two Million and No/100 Dollars ($2,000,000.00) (the “Acquisition Advance”) shall be applied to costs (including closing costs) of acquisition of the Property; and (ii) up to Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) (the “Development Advance” or if more than one “Development Advances”) shall be used for the Development of the Property in accordance with a Development Budget that shall have been approved by the Lender in advance and in accordance with plans and specifications to be submitted to and approved by the Lender, and with advances to be made as the work progresses, all as set forth in this Agreement. For purposes of this Agreement, the term “Development” shall mean, generally, (a) lot clearing and rough grading; (b) provision of storm drainage structures and facilities, sediment control devices, base paving of streets, curbs and gutters; (c) providing sewer and water distribution systems and erecting temporary street signs; (d) provision of underground electric and gas utility lines, cable television easements and easements for private utility companies to install telephone lines, pedestals and vaults adjacent to Lot lines; and (e) other subdivision improvements as required by governmental authorities in order for use and occupancy permits to issue, all in accordance with final site plan review by Montgomery County, Maryland and the Record Plat. The Development Budget for purposes of the Development Advance and portions thereof shall include the foregoing Development costs together with real estate taxes, an interest reserve to be withheld from loan proceeds and applied monthly to payment of accrued interest as hereinafter set forth, and other expenses approved by the Lender. Certain other costs normally considered part of development costs shall be deferred and paid for by the Borrower out of its own funds, including by way of example and not limitation, final paving of streets, site amenities, landscaping and erosion control.

1.3 Development Advance for Preliminary Soft Costs. It is understood that the Development Budget has been approved in form but not finally approved by the Lender, due in part to the Record Plat not having been recorded. It is also understood that the Borrower has incurred certain architectural and engineering soft costs in obtaining various approvals related to the Record Plat and the Development (the “Preliminary Soft Costs”). The Borrower has requested that the Lender make a Development Advance to cover the Preliminary Soft Costs and the Lender has agreed to make such an advance provided that (i) the Preliminary Soft Costs are consistent with the Development Budget as ultimately approved by the Lender, (ii) the advance for the Preliminary Soft Costs shall not exceed Three Hundred Eighty-Two Thousand and No/100 Dollars ($382,000.00), (iii) the Preliminary Soft Costs shall be supported by invoices acceptable to the Lender, (iv) no further Development Advances shall be made unless and until the Development Budget is finally approved and the Record Plat has been recorded; and (v) if any additional soft costs are incurred by the Borrower prior to the Record Plat having been recorded and approval of the Development Budget, the Borrower shall pay for the same out of its own funds. In addition, notwithstanding the provisions for the Interest Reserve as hereinafter set forth in Section 1.6, interest funded from the Development Loan shall be limited to interest accrued for the first ninety (90) days following closing of the Loans unless the Record Plat has been recorded and the Development Budget has been finally approved by the Lender before the end of such ninety (90) day period.

1.4 Record Plat. The Borrower shall use commercially reasonable efforts with the highest due diligence to cause the Record Plat to be approved by applicable governmental authorities and recorded. The terms and conditions with respect to the Record Plat are as follows:

(a)

If the Record Plat, in form as shall have been approved by the Lender, has not been recorded within ninety (90) days from the closing of the Loans and the LC Facility, an Event of Default shall have occurred on the ninety-first (91st) day following the closing.

(b)	The Deed of Trust (hereinafter defined) shall initially encumber the Property and the Apartment Parcel as security for the Loans, the LC Facility and the Apartment Loan. Upon recordation of the Record Plat, the Deed of Trust shall be amended to reflect the new legal description and the Lender’s loan policy of title insurance shall be appropriately endorsed in form satisfactory to the Lender in all respects.

(c)	Provided there has then occurred no Event of Default hereunder or under the Apartment Loan, following recordation of the Record Plat, if (i) the Borrower sells the Apartment Parcel and upon closing of such sale pays the Apartment Loan in full, the Lender shall release the Apartment Parcel from the lien of the Deed of Trust or (ii) the Borrower determines to develop the Apartment Parcel and transfer the Apartment Parcel to an affiliate, the Lender shall release the Apartment Parcel from the lien of the Deed of Trust and simultaneously therewith the Apartment Parcel shall be encumbered by a new deed of trust (the “Apartment Parcel Deed of Trust”) as security for the Apartment Loan as well as cross-collateral as security for the Loans and the LC Facility.

(d)	If applicable under Subparagraph 1.4(c) above, the Apartment Parcel Deed of Trust shall be in the form as attached to this Agreement as Exhibit E and shall constitute a first lien on the Apartment Parcel.

(e)	The Leases Assignment (hereinafter defined) shall encumber all leases, rents and profits with respect to the Property and the Apartment Parcel. The Apartment Parcel may be released from the Leases Assignment in the event of (i) sale and payment in full of the Apartment Loan as contemplated in Subparagraph 1.4(c) above or (ii) transfer of the Apartment Parcel to an affiliate, in which event a new assignment of leases and rents in form substantively identical to the Leases Assignment shall be recorded against the Apartment Parcel simultaneously with such release.

(f)	UCC-1 Financing Statements that constitute a fixture filing shall be recorded against the Property and the Apartment Parcel. Such UCC-1 Financing Statements may be terminated as to the Apartment Parcel in the event of (i) sale and payment in full of the Apartmetn Loan as contemplated in Subparagraph 1.4(c) above or (ii) transfer of the Apartment Parcel to an affiliate, in which event a new UCC-1 Financing Statement in form substantively identical to the initial instrument shall be filed against the Apartment Parcel simultaneously with such termination.

1.5 Development. All of the Townhouse Lots and the Single Family Lots (collectively, “Lots” or if referred to individually, a “Lot”) shall be developed simultaneously, and the Development Loan shall be allocated for costs among the Townhouse Lots only. The Single Family Lots shall be considered to have no land cost. It understood that the Single Family Lots may constitute MPDU Units eligible for inclusion in the Montgomery County, Maryland Moderately Priced Dwelling Unit Program.

1.6 Development Loan Interest Reserve. From the proceeds of the Development Loan, One Hundred Ninety-Two Thousand and No/100 Dollars ($192,000.00) shall not be disbursed but shall be reserved by the Lender for the payment of interest on the Development Loan (the “Interest Reserve”) until such reserve is exhausted. Notwithstanding the foregoing or any provision of the Loan Documents to the contrary, the Lender shall not be obligated to make any disbursements from the Interest Reserve if any

Event of Default shall have occurred (including without limitation any failure to meet the Sales and Curtailment Schedule set forth below which failure is not cured by payment of the amount necessary to satisfy the curtailment component thereof), and further, notwithstanding the foregoing or any provision of any of the Loan Documents to the contrary, nothing contained herein shall be deemed to release or in any way to relieve the Borrower from its obligation under the Development Loan Note to pay interest as provided in the Development Loan Note. Each disbursement from the Interest Reserve shall constitute a disbursement of principal of the Development Loan and shall be added to the then outstanding principal balance of the Development Loan.

1.7 Development Loan Real Estate Tax Reserve. From the proceeds of the Development Loan, One Hundred Forty-Four Thousand and No/100 Dollars ($144,000.00) shall not be disbursed but shall be reserved by the Lender (the “Taxes Reserve”) for the payment of real estate taxes and other governmental impositions against the Property (collectively, “Taxes”) until such reserve is exhausted. Notwithstanding the foregoing or any provision of the Loan Documents to the contrary, the Lender shall not be obligated to make any disbursements from the Taxes Reserve if any Event of Default shall have occurred (including without limitation any failure to meet the Sales and Curtailment Schedule set forth below which failure is not cured by payment of the amount necessary to satisfy the curtailment component thereof), and further, notwithstanding the foregoing or any provision of any of the Loan Documents to the contrary, nothing contained herein shall be deemed to release or in any way to relieve the Borrower from its obligation under the Loan Documents to pay Taxes as they become due. Each disbursement from the Taxes Reserve shall constitute a disbursement of principal of the Development Loan and shall be added to the then outstanding principal balance of the Development Loan.

1.8 Fees. The Borrower shall pay to the Lender a fee for the Development Loan in the amount of Fifty-Three Thousand and No/100 Dollars ($53,000.00), one-half of which has been received by the Lender and the balance of which shall be paid upon closing of the Loans. The Lender acknowledges receipt from the Borrower of Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), for application to the Lender’s third-party costs and towards the Lender’s underwriting in connection with the Loans (including without limitation fees of appraisers, consultants and legal counsel), any unused balance of which may be applied to the foregoing Development Loan fee.

SECTION TWO

THE CONSTRUCTION LOAN

2.1 Amount. The maximum principal amount that may be advanced and re-advanced under the Construction Loan shall not exceed Ten Million Three Hundred Twenty-Five Thousand and No/100 Dollars ($10,325,000.00) (the “Aggregate Advances Limit”), subject to the further limitations set forth in this Section. The maximum amount outstanding at any one time under the Construction Loan shall not exceed Two Million Eight Hundred Seventy and No/100 Dollars ($2,870,000.00) (the “Maximum Outstanding Amount”).

2.2 Townhouse Unit Advances. Advances for each Townhouse Unit shall be limited to the lesser of (i) seventy-five percent (75%) of the “as complete” appraised value of each model type, which value shall include the pro rata portion of the Development Loan allocated by the Lender to the Unit in the amount of One Hundred Forty Six Thousand Seven Hundred Fifty and No/100 Dollars ($146,750.00) (the “Per Unit Development Component”), or (ii) the sum of the Per Unit Development Component plus one hundred percent (100%) of the hard and soft costs per model type (such hard and soft costs on average not to exceed $286,850.00 per Unit based on a budget approved by the Lender), or (iii) a maximum of Four Hundred Thirty Three Thousand Six Hundred and No/100 Dollars ($433,600.00) per Townhouse Unit for Development costs plus the hard and soft costs of construction; provided, however, that if and to the extent that all advances under the Construction Loan have totaled less than the Aggregate Advances Limit and the maximum outstanding at the time of any request for advance is less than the Maximum Outstanding Amount, the Lender will advance up to an additional Twenty Thousand and No/100 Dollars ($20,000.00) for a unit at either end of a stick (“End Unit”) up to a maximum of four (4) End Units at any one time; if all advances under the Construction Loan have totaled the Aggregate Advances Limit and/or if the maximum outstanding at the time of any such request is at the Maximum Outstanding Amount, the Borrower shall pay for any additional End Unit costs out of its own funds. The Construction Loan will be evidenced by a Revolving Construction Loan Promissory Note made by the Borrower payable to the order of the Lender (as the same may be amended, renewed, restated, supplemented or substituted from time to time, the “Construction Loan Note”) which shall be governed by Maryland law.

2.3 Further Limitations on Townhouse Advances. The Lender shall not be required to advance at any one time for Construction of Townhouse Units more than the lesser of (A) the costs of construction of more than ten (10) Townhouse Units and not more than four (4) “sticks” (hereinafter defined) (i.e., not more than ten (10) Townhouse Units and four (4) sticks may be under construction at any one time) or (B) Two Hundred Eighty Six Thousand Eight Hundred Fifty and No/100 Dollars ($286,850.00) per Townhouse Unit, on average, subject to the provisions set forth above in Section 2.2 for additional End Unit costs. For purposes of this Agreement and the Loan Documents, a “stick” means a building containing contiguous Townhouse Units constructed on a single shared foundation.

2.4 Advances for Single Family Units. Advances for Construction of Single Family Units shall be subject to such conditions and requirements as the Lender may approve prior to the first advance for Construction of one or more Single Family Units.

2.5 Purpose. The Borrower will use the Construction Loan proceeds for the purpose of building (the “Construction”) Single Family Units and Townhouse Units in accordance with budgets therefor, construction start limits, sales schedule and loan curtailment requirements, all of which shall have been approved by the Lender in advance and in accordance with plans and specifications to be submitted to and approved by the Lender, and with advances to be made as the work progresses, all as set forth in this Agreement. The overall Construction budget shall include and be consistent with the total costs per type of Unit that are to be set forth on Exhibit B (the “Unit Costs Budget”), which shall be agreed by the parties and attached hereto prior to and as a condition of the first advance of Construction Loan proceeds.

2.6 Construction Limitation. At no time shall the Borrower be permitted to have under Construction more than ten (10) Townhouse Units and more than four (4) sticks. Upon completion and sale of Townhouse Units from time to time, and payment of the Release Payment set forth in Section 4.9 below, funds repaid pursuant to Section 4.9 below may be readvanced under the Construction Loan subject to the foregoing limitation on the number of Units and sticks that may be under Construction at any one time, which shall again apply.

2.7 No Interest Reserve. The Borrower shall be obligated to pay interest as provided in the Construction Loan Note.

2.8 Fees. The Borrower shall pay to the Lender a fee for the Construction Loan in the amount of Fifty-One Thousand Six Hundred Twenty-Five and No/100 Dollars ($51,625.00). The Construction Loan fee will be paid in installments each in the amount of One Thousand Four Hundred Thirty-Four and No/100 Dollars ($1,434.00), each such installment to be paid at the time of the first draw of Construction Loan proceeds for each Townhouse Unit and each Single Family Unit.

SECTION THREE

THE LC FACILITY

3.1 Facility; Amount. The maximum amount of the LC Facility shall be Two Million Two Hundred Sixty Thousand and No/100 Dollars ($2,260,000.00). The Lender agrees to issue one or more letters of credit (singularly, a “Letter of Credit” and if referring to more than one, “Letters of Credit”) to Montgomery County, Maryland or other governmental entities for the purpose of guaranteeing the satisfactory construction of public improvements pursuant to agreements and plans and specifications which shall have been approved by such governmental entity and by the Lender.

3.2 Letters of Credit. Subject to the terms and conditions of this Agreement and all terms and conditions as the Lender may require in an Application for Irrevocable Standby Letter of Credit (“LC Application”) to be executed by the Borrower in connection with each Letter of Credit, the Lender agrees to issue one or more Letters of Credit for the account of the Borrower in form as attached hereto as Exhibit F (the “Montgomery County Form”) or such other form as may be approved by the Lender. Each Letter of Credit issued pursuant to the LC Facility shall be evidenced by a Non-Revolving Promissory Note in form as attached hereto as Exhibit C (each, a “LC Note”). The following particular terms and conditions shall apply:

(a) Any draw under a Letter of Credit shall constitute an LC Advance under the applicable LC Note, shall bear interest at the rate set forth in the LC Note, and shall be due on demand. No principal shall be deemed to be advanced or bear interest under an LC Note solely as the result of the issuance of the Letter of Credit.

(b) Each Letter of Credit shall have an initial expiry date, and each LC Note shall have an initial maturity date, of one (1) year from the date of issuance of the applicable Letter of Credit, subject to annual renewal unless, with respect to any Letter of Credit issued on the Montgomery County Form, the Lender shall have given the sixty (60) day notice of non-renewal as contemplated therein. The Lender agrees that it will not give the first sixty (60) day notice of non-renewal of any such Montgomery County Letter of Credit provided that (i) a renewal fee in the amount of one percent (1%) of the amount of the Letter of Credit is paid to the Lender on or before three hundred (300) days following issuance of the Letter of Credit, and (ii) no Event of Default shall have occurred and remain uncured within any applicable notice and/or cure period. Following the first year of the term of any Montgomery County Letter of Credit, the Lender shall have the right at any time to give the sixty (60) day notice of non-renewal. Upon the Lender giving a sixty (60) day notice of non-renewal of any Montgomery County Letter of Credit, the original Letter of Credit must be returned to the Bank on or before the end of the sixty (60) day notice period and the Borrower’s failure to do so by the expiration of the sixty (60) day notice period shall constitute an Event of Default hereunder and under the Loan Documents without further notice. Each LC Note for a Montgomery County Letter of Credit shall have a maturity date of two (2) years after the date of issuance of the Letter of Credit. All other Letters of Credit shall have an outside expiry date, and each other LC Note shall have an outside maturity date, on the same date of Maturity (as hereinafter defined) of the Development Loan Note and the Construction Loan Note.

(c) If any Letter of Credit remains outstanding for a period later than the date which is two (2) years following closing of the Loans (the “Two Year Anniversary”), the Borrower’s and the Guarantor’s obligations hereunder and under the Guaranty and under all of the other Loan Documents shall remain in full force and effect with respect to any such Letter(s) of Credit and the applicable LC Note(s), and the Lender shall not be required to release any security under the Deed of Trust or any other Loan Document until the originals of all Letters of Credit have been returned to the Lender, notwithstanding that the Development Loan and the Construction Loan have been repaid; provided, however, if at the Two Year Anniversary there is cash collateral in the LC Escrow pursuant to Section 4.9(c) hereof in an amount at least equal to all outstanding Letters of Credit, provided that all other obligations hereunder and under the Cross-Defaulted Loan have been fully paid and performed, the Guarantor’s obligations shall continue in full force and effect with respect to the LC Note(s) related to the outstanding Letter(s) of Credit and any interest that may accrue thereon, and all other Loan Documents shall be released.

(d) The Borrower’s failure to pay to the Lender the amount of any draw made on any Letter of Credit, together with accrued interest thereon, within five (5) days after the draw is made, shall constitute an Event of Default hereunder and under the Loan Documents.

(e) The Lender shall not be responsible for, and the indebtedness, obligation and liability of the Borrower under each LC Note and the LC Facility (the “LC Obligations”) shall not be affected by (i) the use which may be made of any Letter of Credit or for any acts or omissions of the user(s) of any Letter of Credit; (ii) the validity, accuracy, sufficiency or genuineness of drafts, required statements of documents, even if such drafts, statements or documents should in fact prove to be in any or all respects invalid, inaccurate, insufficient, fraudulent or forged; (iii) failure of any draft to bear any reference or adequate reference to the applicable Letter of Credit, or the failure of documents to accompany any instrument of negotiation, or to forward documents as required by the terms of the Letter of Credit, each of which provisions, if contained in the Letter of Credit, it is agreed may be waived by the Lender; (iv) errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex or otherwise; (v) failure of the beneficiary under any Letter of Credit to present the original of the Letter of Credit and any other documents required by the Lender in connection with an attempted draw; or (vi) any consequences arising from causes beyond the control of the Lender.

(f) In the event of the imposition or implementation of, or increase in, subsequent to the issuance of any Letter of Credit, any reserve, special deposit or similar requirement on or applicable to the applicable Letter of Credit, the Borrower shall, at the Lender’s request, reimburse the Lender for all increased costs of the Lender of maintaining the Letter of Credit.

(g) The Borrower agrees that the Lender may pay, as complying with the terms of any Letter of Credit, any drafts, required statements or other documents otherwise in order which may be signed or issued by the administrator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party who is authorized under the Letter of Credit to draw or issue any drafts, required statements or other documents.

(h) If the Lender consents to any overdrafts under any Letter of Credit or authorizes payment or acceptance of drafts drawn thereunder with irregular accompanying documents or authorizes or consents to any departure from the terms of any Letter of Credit, this Agreement shall be fully binding upon the Borrower with respect to such overdrafts, irregularities or both and the Lender’s rights shall be, in every respect, the same as if this Agreement and the applicable Letter of Credit expressly provided for such overdraft or irregularity or both. Such consent may be given orally, in writing, by telex or in such other manner as the Lender may require.

(i) If the Lender consents to any extension of time for presentation of drafts or documents under any Letter of Credit or in the event the Lender consents to any other modification of the terms of any Letter of Credit or of any transaction under the applicable Letter of Credit, at the request of the Borrower, this Agreement shall be binding upon the Borrower with regard to any action taken under such modified terms and to drafts and documents presented within such extended time. Such consent may be given orally, in writing, by telex or in such other manner as the Lender may require.

(j) The Lender shall not be obligated to issue any Letter of Credit after the date which is one hundred twenty (120) days following closing of the Loans.

(k) Except as otherwise expressly stated in any Letter of Credit, each Letter of Credit will be subject to and governed by the laws of the State of Maryland and the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 600) and, in the event of any conflict, the laws of the State of Maryland will control.

Section 3.3 Fees. The Borrower shall pay to the Lender a fee for each Letter of Credit in the amount of one percent (1%) of the amount of each Letter of Credit, which shall be paid at the time the Borrower submits an LC Application to the Lender. In addition, a fee in the amount of one percent (1%)

of the amount of each Letter of Credit that remains open for more than twelve (12) months shall be paid to the Lender upon each anniversary of each Letter of Credit, except for Montgomery County Letters of Credit, as to which such fee shall be paid not later than the three hundredth (300th) day following issuance of the applicable Letter of credit. Such fees shall be deemed earned in full on each payment date and shall be non-refundable in all circumstances.

SECTION FOUR

PARTICULAR TERMS OF BOTH LOANS AND THE LC FACILITY

4.1 Guarantor. Comstock Holding Companies, Inc. (the “Guarantor”) shall guarantee the payment and performance of the Borrower’s obligations, covenants and agreements under the Loans and the LC Facility, as evidenced by the Loan Documents, including completion of Construction, and shall also guarantee the Carve Out Obligations (defined on Exhibit D attached hereto), which guaranty shall be evidenced by an instrument of unlimited and unconditional guaranty of payment, performance and completion from the Guarantor for the benefit of the Lender, in form and substance satisfactory to the Lender (the “Guaranty”).

4.2 Term. The Development Loan Note, the Construction Loan Note and each LC Note are for convenience collectively called the “Notes”. The Development Loan Note and the Construction Loan Note shall mature twenty-four (24) months after the date of closing on the Loans and the LC Facility (the “Development and Construction Loan Maturity”). Each LC Note shall have an initial maturity date of one (1) year from the issuance of the Letter of Credit to which it relates, and if the applicable Letter of Credit is thereafter extended the applicable LC Note shall have an outside maturity date on the same date that the Letter of Credit would expire (the “LC Maturity”). It is acknowledged and agreed that notwithstanding any provisions herein, the Borrower has not applied for, nor has the Lender made any commitment with respect to, any extension of the Development and Construction Loan Maturity or the LC Maturity. Upon any application for an extension, any approval of an extension on any terms would be contingent upon the usual and customary underwriting procedures of EagleBank, including without limitation, full credit and collateral evaluation and review, the approval of the loan committee of EagleBank, and payment to the Lender of extension fees as determined by the Lender.

4.3 Interest Rate. Commencing on the closing of the Loans and the LC Facility, the unpaid balance of each of the Notes outstanding from time to time shall bear interest and be payable at the floating rate per annum equal to three percent (3%) above the thirty (30) day LIBOR Rate (hereinafter defined), rounded upwards, if necessary, to the nearest one-eighth of one percent (0.125%). The LIBOR rate means, for each calendar month, the annualized weighted average of the 30-day London Interbank Offered Rates (at approximately 11:00 a.m. London time) for U.S. Dollar transactions on the day that is two (2) business days prior to the first day of that calendar month, as reported by Bloomberg Business News; if Bloomberg Business News is not available, the Lender shall select a similar source for the LIBOR index and shall notify the Borrower of such selection. If no LIBOR index is available, or if the Lender determines in its sole discretion that any reported LIBOR rate is unreliable, the Lender may select an alternative index upon notice to the Borrower of such selection. Interest shall be calculated using a

360-day year, based upon the actual number of days for which the calculation is being made. Notwithstanding the above, in no event shall any of the Notes bear interest at a rate below the floor interest rate of five percent (5%) per annum at any time (the “Interest Rate Floor”).

4.4 Collateral. The Loans and the LC Facility shall be secured by, among other things, the following:

(i)	A first lien revolving credit line deed of trust, security agreement and fixture filing (as the same may be amended, restated, supplemented or substituted, the “Deed of Trust”) on the Property and the Apartment Parcel;

(ii)	An assignment of Leases and Rents on the Property and the Apartment Parcel (as the same may be amended, restated, supplemented or substituted, the “Leases Assignment”);

(iii)	An assignment of sales contracts and deposits with respect to the Property (the “Contracts Assignment”);

(iv)	Assignments of all Development and Construction documents including, without limitation, plans and specifications, permits, architect’s contracts, engineering contracts, Development contracts, and Construction contracts (the “Documents Assignment”);

(v)	Consents to Assignment executed by each of the general contractor, architect and project engineer for each of the Development and the Construction (the “Consents”);

(vi)	An Environmental Indemnity Agreement made by the Borrower and the Guarantor for the benefit of the Lender (as the same may be amended, restated, supplemented or substituted, the “Environmental Indemnity”);

(vii)	Such UCC-1 Financing Statements as the Lender may determine to be necessary or desirable.

4.5 Equity Requirement. As a condition of the Loans and the LC Facility, as of the closing of the Loans and the LC Facility the Borrower shall have made an equity investment in the Property in an amount not less than Two Million Nine Hundred Thousand and No/100 Dollars ($2,900,000.00), and shall have provided reasonable evidence of such investment to the Lender in the form of cash investment or mezzanine financing acceptable to the Lender in its sole discretion.

4.6 Cross Defaulted Loan. An event of default under the Apartment Loan (sometimes herein called the “Cross-Defaulted Loan”) shall constitute an Event of Default under the Loan Documents. From and after recordation of the Record Plat, release of the Apartment Parcel from the lien of the Deed of Trust, and recordation of the Apartment Parcel Deed of Trust, (i) the Property shall secure, in addition to the Loans and the LC Facility, the Apartment Loan, and (ii) the Apartment Parcel shall secure, in addition to the Apartment Loan, the Loans and the LC Facility. In addition, simultaneous closing on the Apartment Loan shall be a condition to closing on the Loans and the LC Facility.

4.7 Deposit Relationship. As a condition of the Loans and the LC Facility, the Borrower shall establish its primary operating account and all escrow accounts hereunder with the Lender and shall maintain such accounts with the Lender throughout the term of the Loans and the LC Facility. In addition, the Borrower and/or Guarantor and/or any related entities shall maintain an aggregate minimum monthly average aggregate deposit balance with the Lender of ten percent (10%) of the combined outstanding principal balances of the Loans and the Cross-Defaulted Loan, tested quarterly, with the first quarterly test period commencing on April 1, 2013 and tested at June 30, 2013. Such deposits shall be held in demand deposits or money market accounts. If at any time under any of the Loan Documents the Lender is collecting deposits for the payment of insurance premiums and/or real estate taxes, the amount(s) on deposit, to the extent unapplied as of the date of any such semi-annual test, shall be counted toward the foregoing deposit balance requirements. The foregoing deposit balance requirement is in addition to any deposit balance requirement under the terms of the loan documents for any other loan or loans by the Lender to the Borrower, the Guarantor or any affiliate(s) of the Borrower or the Guarantor. The failure to comply with the foregoing deposit balance requirements shall not constitute a default under the Loans or the LC Facility; however, interest shall accrue on all amounts outstanding under the Loans and the LC Facility at one-quarter of one percent (0.25%) plus the rate of interest then payable under the Notes (and the Interest Rate Floor shall also increase by one-quarter of one percent (0.25%)) from the date of such failure until such time as the deposit balance requirement is satisfied at the next quarterly test.

4.8. Lot Sales Requirement. (a) As a condition of the Loans and the LC Facility, the Borrower shall diligently pursue Development of the Townhouse Lots and Construction and sale of the Townhouse Units thereon. In addition, the Borrower (i) shall enter into and close under sales contracts to third parties on the following number of Townhouse Lots with completed Townhouse Units thereon, (ii) resulting in the cumulative curtailments of the Development Loan set forth below, (iii) by each Milestone Date set forth below (the “Sales and Curtailment Requirement”):

Number of Lots (Cumulative)	Cumulative Curtailments of Development Loan	Remaining Development Loan Balance	Lots Remaining as Collateral	Milestone Date
5	$950,000	$4,350,000	31	December 31, 2013
11	$2,090,000	$3,210,000	25	March 31, 2014
18	$3,420,000	$1,880,000	18	June 30, 2014
28	$5,320,000	($20,000.00)	8	September 30, 2014

(b) Such sales contracts shall be acceptable to the Lender in all respects, provided that the Lender shall not unreasonably withhold its approval of any sales contract for a Townhouse Lot with a completed Townhouse Unit that will result in a payment against principal under the Development Loan from sales proceeds of at least One Hundred Ninety Thousand and No/100 Dollars ($190,000.00) per Townhouse Unit.

(c) Failure of the Borrower to comply with the Sales and Curtailment Requirement shall, at the Lender’s option, constitute an Event of Default under the Loan Documents; provided, however, that the Lender agrees that it will not elect to call an Event of Default if the Borrower pays to the Lender, by the applicable Milestone Date, the amount necessary for the required Cumulative Curtailment of the Development Loan, as set forth in the foregoing chart on the same line as for that Milestone Date, to be satisfied as of that Milestone Date (the “Substitute Curtailment Payment”). Payment of the Substitute Curtailment Payment shall not, however, entitle the Borrower to the release of any Lots from the lien of the Deed of Trust. No Lots or Units shall be released except pursuant to settlement on a bona fide sale to a third party pursuant to Section 4.9 below.

(d) The Borrower shall provide to the Lender marketing and sales reports on a monthly basis setting forth the status of marketing, sales contracts and closings or settlements in such detail as the Lender may reasonably require.

4.9 Release Provisions. The Deed of Trust shall contain the following provision for release of Lots and/or Units from the lien thereof:

“Provided that the Grantor requests the release of one of the Lots and/or Units from the lien of this Deed of Trust prior to the repayment in full of the Secured Indebtedness, and provided that the sales contract with respect to such Lot and/or Unit is in the form approved by the Beneficiary and at a minimum price set forth in the Loan Agreement, or if not set forth therein then otherwise satisfactory to the Beneficiary in its sole discretion, then the Beneficiary agrees to release the lien of this Deed of Trust with respect to any one of the Lots and/or Units, upon Grantor’s written request, upon the following terms and conditions:

(a)	With respect to a Lot for which advances have been made only from the Development Loan, payment of a Release Payment for a Townhouse Lot equal to One Hundred Ninety Thousand and No/100 Dollars ($190,000.00) for each of the first twenty-eight (28) Townhouse Lots released. Single Family Lots shall not be released if advances have been made with respect thereto only from the Development Loan.

(b)	With respect to a Lot upon which improvements have been constructed, payment of a Release Payment equal to (i) in the case of a Townhouse Lot, for each of the first twenty-eight (28) Townhouse Lots and Units released, the sum of One Hundred Ninety Thousand and No/100 Dollars ($190,000.00) plus one hundred percent (100%) of the funds advanced under the Construction Loan for the Townhouse Unit constructed thereon, and (ii) in the case of a Single Family Lot and Unit, one hundred percent (100%) of the funds advanced under the Construction Loan for the Single Family Unit constructed thereon.

The Release Payment paid under this Section (b) will be applied by the Lender first to the costs advanced from the Construction Loan for Construction of the Unit and the remainder will be applied to the outstanding principal balance of the Development Loan.

(c)

Following the release of the twenty-eighth (28th) Townhouse Lot, the Release Payment for each Townhouse Lot and Townhouse Unit remaining encumbered by this Deed of Trust shall be the greater of one hundred percent (100%) of the Net Settlement Proceeds (hereinafter defined) or an amount calculated as follows: (i) $190,000.00 per Townhouse Unit plus (ii) 100% of the funds advanced under the Construction Loan for the Townhouse Unit constructed thereon. The $190,000.00 per Townhouse Unit shall be escrowed with the Beneficiary as cash collateral for the Secured Indebtedness until the escrow account (the “LC Escrow”) equals 100% of the total amount of any Letters of Credit issued by the Beneficiary pursuant to the LC Facility set forth in the Loan Agreement. Amounts in the LC Escrow shall be returned to the Grantor from time to time to the extent that the amount in the LC Escrow exceeds the aggregate amount of all Letters of Credits that remain outstanding. The portion of the Release Payment representing the funds advanced under the Construction Loan for the applicable Townhouse Unit shall be applied to reduce the Construction Loan balance; any balance remaining may, at the election of the Beneficiary in its sole discretion, be applied to the LC Escrow or delivered to the Grantor. “Net Settlement Proceeds” means the greater of (x) ninety-four percent (94%) of the gross sales price of the Lot and/or Unit, or (y) the gross sales price of the Lot and/or Unit less customary and usual settlement charges and real estate commissions approved by the Beneficiary, without payment of any sums to the Grantor or any person or entity affiliated with the Grantor.

(d)	No Event of Default shall then exist and be continuing;

(e)	The Grantor pays all fees, costs, charges and expenses (including without limitation reasonable attorneys’ fees) relating to the preparation, execution and recordation of any document required in connection with any such partial release; and

(f)	The Grantor pays a fee in the amount of One Hundred and No/100 Dollars ($100.00) for processing the request for release (“Processing Fee”); provided, however, that the Processing Fee will be waived in the event the purchaser under the sales contract acquires the Lot and/or Unit using EagleBank as its mortgage lender for the purchase money of the Lot and/or Unit.

Notwithstanding the foregoing, no release price shall be payable for the release of streets or roadways, or storm water maintenance or other public facilities, that are to be dedicated to Montgomery County, Maryland or other governmental entities for public maintenance, provided the same are in accordance with a site plan that shall have been approved by the Beneficiary.”

4.10 Intercreditor Agreement. It is understood that, contemporaneously herewith, the Borrower has borrowed Two Million Eighty Thousand and No/100 Dollars ($2,080,000.00) (the “Subordinate Loan”) from Eagle Commercial Ventures, LLC (“Subordinated Lender”). As a condition of closing the Loan, Subordinated Lender shall enter into a Subordination and Standstill Agreement with the Lender (the “Intercreditor Agreement”), in form and substance satisfactory to the Lender in all respects, pursuant to which Subordinated Lender shall subordinate all of its rights in and to the Subordinate Loan to the Lender’s rights, remedies and security under the Loan Documents.

4.11 Home Owners Association. In the event the Borrower intends to establish a home owners association for the Property, the organizational and governing documents, and all rules and regulations related thereto, shall be subject to the Lender’s prior written approval.

SECTION FIVE

PAYMENTS, COMPUTATIONS, FEES, CHARGES AND PROTECTIVE ADVANCES

5.1 Payments. All payments due with respect to this Agreement or the Loans or the LC Facility shall be made in immediately available funds to the Lender at such place as designated by the Lender from time to time. The Lender is authorized, but shall be under no obligation, to charge any deposit account maintained by the Borrower with the Lender or any affiliate of the Lender for any payments due to the Lender with respect to this Agreement or the Loans or the LC Facility. Payments shall be applied, at Lender’s sole discretion: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any principal then due, if any; (iii) third, to late charges, if any; (iv) fourth, to reasonable attorneys’ fees and costs of collection; and (v) fifth, to reduce the outstanding principal balance of the Notes until such principal shall have been fully repaid. All payments hereunder shall be made without offset, demand counterclaim, deduction, abatement, defense, or recoupment, each of which the Borrower hereby waives.

5.2 Late Charges. If any payment due under any of the Notes is not made within ten (10) days of its due date, the Borrower shall pay to the Lender upon demand (which may be in the form of the usual monthly billing or invoice) a late charge equal to five percent (5%) of the amount of such payment.

5.3. Default Rate. After an Event of Default (hereinafter defined), the interest which accrues on the Notes shall be increased to the Default Rate (as defined in the Notes).

5.4 Computations. Interest and fees on the Loans shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

5.5 Prepayment. The Borrower may prepay any of the Notes in whole or in part without premium or penalty at any time upon ten (10) days prior written notice to the Lender. Partial prepayments shall be applied to installments of principal in their inverse order of maturity, if applicable. Amounts prepaid under the Development Loan Note and the LC Note may not be re-borrowed; amounts prepaid under the Construction Loan Note may be re-borrowed in accordance with the terms and conditions of this Agreement.

5.6 Indebtedness. As used in this Agreement, the term “Indebtedness” means all present and future indebtedness of the Borrower to the Lender arising out of or in connection with the Notes or any of the other Loan Documents.

SECTION SIX

CONDITIONS

6.1 Conditions Precedent to Closing. In addition to any other conditions stated in this Agreement, the following conditions must be satisfied prior to Lender closing on the Loans and the LC Facility.

(a) Loan Documents. Receipt by Lender of appropriately completed and duly executed originals of this Agreement, the Notes, the Guaranty, the Deed of Trust, the Leases Assignment, the Account Assignment, the Contracts Assignment, the Documents Assignment, the Consents, the Environmental Indemnity, UCC-1 Financing Statements and Intercreditor Agreement, all as Lender may require (collectively, together with any other documents executed and delivered in connection with the Indebtedness, the “Loan Documents”).

(b) Organizational Documents. The Borrower and each entity comprising the Borrower shall supply to the Lender, to the extent it has not previously done so in any prior transaction with the Lender: (i) a currently certified copy of its Articles of Organization and all amendments thereto; (ii) evidence satisfactory to the Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party; and (iv) certified copies of its Operating Agreement and all amendments thereto. The Articles of Organization and the Operating Agreement of Borrower and each entity comprising the Borrower shall not be amended, changed or modified in any respect without prior written consent of the Lender. In addition, the Guarantor shall supply, to the extent it has not previously done so in any prior transaction with the Lender: (i) a currently certified copy of its Articles of Incorporation and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party and a certificate of incumbency; and (iv) certified copies of its By-Laws and all amendments thereto. The Articles of Incorporation and the Bylaws of the Guarantor shall not be amended, changed or modified in any respect without the prior written consent of the Lender; provided, however, that on the condition that the Lender is given thirty (30) days advance written notice, the Lender hereby consents to the Guarantor’s change in corporate domicile from Delaware to Virginia and all amendments to its organizational documents as are reasonably required to effect such change in domicile subsequent to the closing of the Loan; provided further that UCC-1 financing statements shall be filed in the changed domicile at the cost and expense of the Borrower.

(c) Opinion. Receipt by the Lender of the opinion(s) of the counsel for Borrower and the Guarantor, in form and content satisfactory to the Lender, in its sole, but reasonable, discretion.

(d) Insurance. Receipt by the Lender of certificate(s) of insurance to evidence a fully paid policy or policies of comprehensive public liability insurance naming Lender as an additional insured thereunder in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate with not less than One Million and No/100 Dollars ($1,000.000.00) per occurrence; in any event, the amount of all insurance shall be sufficient to prevent any co-insurance contribution on any loss, with each policy providing for a thirty (30) day prior written notice of cancellation, amendment or alteration.

(e) Operating Account. The Borrower shall have established its primary operating account with the Lender.

(f) Financing Statements. The financing statements necessary to perfect the Lender’s security interest in the personal property subject to the Deed of Trust, and in any other collateral requiring the filing of a financing statement for perfection of a lien thereon, shall be duly filed in all appropriate offices and jurisdictions, all other financing statements covering any of such personal property shall be terminated or the Lender shall be reasonably satisfied that such terminations are forthcoming, and filing and recording receipts evidencing such filings and terminations shall be delivered to Lender, all in form and substance satisfactory to the Lender.

(g) Property Documents. The Lender shall have received and approved in its sole discretion, the following:

(1) Appraisals. An appraisal of the Property, prepared by an appraiser acceptable to the Lender, in form and content acceptable to the Lender, conforming to all regulatory and internal appraisal guidelines applicable to or established by the Lender, in its sole, absolute, nonreviewable discretion, reflecting a “when developed” discounted value satisfactory to the Lender (the “Appraisal”);

(2) Title Insurance. A commitment for title insurance (the “Title Commitment”) insuring the first priority lien of the Deed of Trust in the aggregate amount of the Notes and the Apartment Loan, containing no exceptions unacceptable to the Lender, issued in the name of the Lender by a title company acceptable to the Lender and in an amount equal to the aggregate principal amount of the Notes. The Title Commitment and the title policy issued pursuant thereto (the “Title Policy”) shall reflect that all requirements for issuance of the Title Policy have been satisfied, and shall contain such other endorsements or coverages as the Lender may require.

(3) Survey. A current survey and legal description of the Property and the Apartment Parcel satisfactory to the Lender from a registered land surveyor of the State of Maryland, which survey shall show all easements, rights of way and other matters of record, shall locate all existing improvements on the Property and the Apartment Parcel, shall contain metes and bounds descriptions of each applicable constituent portion of the Property acceptable to the Lender and its counsel, shall generally show a state of facts acceptable to the Lender, and shall contain a surveyor’s certificate satisfactory to the Lender.

(4) Subdivision Plat. Approval by the Lender and its construction consultant of the form of Record Plat to be recorded.

(5) Development Approvals. Copies of the certified site plan for the Property showing, without limitation, evidence satisfactory to the Lender that (i) the Property can be subdivided into the individual Lots for construction of the Units thereon subject only to normal ministerial governmental processes, and (ii) the Property can be developed and all Units can be constructed without any requirement for development of the Apartment Parcel.

(6) Development and Construction Budgets. Except with respect to the Preliminary Soft Costs, final budget for the Development and final Construction budget for the Property which shall have been reviewed and approved by the Lender in its sole discretion and by the Lender’s Development and construction consultant (the “Lender’s Inspector”). It is understood that the Development budget may be a combined budget for development work on the Apartment Parcel, in which event the Lender will allocate funding under the Development Loan and the Apartment Loan based upon percentage of work completed as determined by the Lender’s Inspector.

(7) Development Documents. The Plans and Specifications, Development Schedule and any and all other Development documents requested by the Lender and/or the Lender’s Inspector, which shall have been reviewed and approved by the Lender in its sole discretion and by the Lender’s Inspector, except with respect to the Preliminary Soft Costs.

(8) Flood Hazard. Evidence that no part of the Property or the Apartment Parcel is located in a special flood hazard area.

(9) Public Utilities. Evidence to the effect that sanitary sewer, water, electric, gas, telephone and other public utilities are available and adequate to serve the Property and the Apartment Parcel.

(10) Licenses and Permits. Copies of all licenses and permits in connection with the Property and the Apartment Parcel, including without limitation licenses, permits, proffers and other conditions to final subdivision and site plan approval for the Property and the Apartment Parcel.

(11) Consultant’s Review. Satisfactory review and analysis by the Lender’s construction consultant of the Development and Construction plans, documents and budgets.

(12) Zoning. Receipt by the Lender of a zoning endorsement to the Title Policy acceptable to the Lender or such other written evidence as is acceptable to the Lender that the Property and the Apartment Parcel are zoned consistent with the uses contemplated beyond any possibility of appeal and can be developed as proposed as a matter of right, and to the effect, further, that there are no pending proceedings, either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Property and the Apartment Parcel or any part thereof.

(13) Marketing Report. Receipt and satisfactory review and analysis by the Lender of a marketing report.

(h) No Default. No event shall have occurred and be continuing that constitutes an Event of Default (as defined below).

(i) Representations. All representations and warranties contained in this Agreement shall be true and correct in every material respect as of the date of closing of the Loans.

(j) Satisfactory Documents. All documents delivered pursuant to this Agreement must be in form and substance satisfactory to the Lender and its counsel and all legal matters incident to this Agreement must be satisfactory to Lender’s counsel.

(k) Identification. As required by federal regulation, closing the Loans is contingent upon satisfactory verification of identity of the signatories and verification that none of the Borrower or the Guarantor or any signers is restricted from conducting business in the United States.

6.2 Conditions Precedent to Advances of Development Loan. In addition to any other conditions stated in this Agreement, the following conditions related to the Development must be satisfied prior to any disbursements under the Development Loan except for the Preliminary Soft Costs and all of the following matters shall have been approved by the Lender.

(a) Permits. Copies of any and all building and similar permits required in connection with the Development, or such portion thereof for which advances are requested, together with such evidence as the Lender may require to the effect that all fees for such permits have been paid. Satisfactory evidence shall be submitted to the Lender that all governmental approvals necessary for the Development, or such portion thereof for which advances are requested, have been obtained. The Lender shall also receive satisfactory evidence that all applicable safety, ecological and environmental laws and any other codes or regulations affecting the Development and/or proposed use of the Property have been complied with.

(b) Plans and Specifications. Two (2) sets of complete copies of the final Plans and Specifications of the Development, which Plans and Specifications shall be satisfactory to the Lender in all respects. The Lender’s review of the Plans and Specifications is solely for the benefit of the Lender, and the Lender’s approval thereof shall not be deemed in any respect to be a representation or warranty, expressed or implied, that the Development will be sound, have a value of any particular magnitude or otherwise satisfy a particular standard. Prior to any advances for hard costs, the Borrower shall furnish the Lender with copies of the Montgomery County-approved stamped Plans, together with such evidence as the Lender may require to the effect that such Plans and Specifications have been approved by all governmental and quasi-governmental authorities having or claiming jurisdiction, and together with a final Development Budget which must be satisfactory to the Lender in its discretion.

(c) Trade Payment Breakdown. A breakdown of total development costs, which shall include a draw schedule (the “Development Budget”) containing reasonable details of amounts anticipated to be payable for each category of work to be performed and materials to be supplied in connection with the Development, and a projected schedule for the progress of the Development, all in such form and containing such details as the Lender shall require. Any change orders shall be subject to the Lender’s prior approval. No hard costs shall be advanced under the Development Loan until such time as the Development Budget has been approved by the Lender in its sole discretion. The Borrower may, from time to time, request reallocation of amounts in the Development Budget based upon such reasonable supporting documentation justifying such reallocation as may be approved by the Lender; any such reallocation shall be subject to the Lender’s approval in its sole discretion.

(d) Development Schedule. A projected Schedule (“Development Schedule”) for the progress of the Development of the Property and a projection of cash flow, each in such form and containing such details as the Lender shall require. The Borrower shall be required to diligently pursue and proceed with the Development in accordance with the Development Schedule to completion. The record plat creating each of the Lots as a separate subdivided lot (the “Record Plat for Lots”) must be recorded among the Land Records of Montgomery County, Maryland by July 1, 2013. Development of the Property must be complete by December 31, 2013. The Development Schedule shall support completion of Development in accordance with the foregoing. Failure of the Borrower to meet the requirements of the Development Schedule for completion of Development shall constitute an Event of Default under this Agreement.

(e) General Contractor. All contracts for Development shall be subject to the Lender’s approval. Each Development contract shall be assigned to the Lender effective on a default under any of the Loan Documents. Each Development contractor shall consent to such assignment and agree, in the event of any such default, to continue performance of the contract for the Lender, if the Lender so requests. Comstock Homes of Washington, L.C., an affiliate of the Guarantor, is hereby approved as the general contractor for Development. Prior to any advances for Development costs, the Borrower shall furnish the Lender with a copy of the contractor’s license for that portion of the Development. The Borrower shall also furnish the Lender with copies of licenses for all major subcontractors.

(f) Architect’s and Engineer’s Certificate. The architect and the engineer for the Development shall be subject to the Lender’s approval. In addition, the contracts with the architect and the engineer shall be subject to the Lender’s approval. A certificate from the architect and/or project engineer will be required to the effect that the Development, if completed in accordance with the Plans and Specifications, will comply with all federal, state, County and local laws, statutes, ordinances, codes, regulations, rules or other laws applicable to the Development (“Applicable Laws”). Prior to any advances for Development costs, the Borrower shall furnish the Lender with a copy of the engineer’s license and the architect’s license.

(g) Lender’s Development Consultant. All draw requests shall be submitted to the Lender and the Lender’s Inspector for review and approval. The Borrower shall be responsible for payment of all of the Lender’s Inspector’s fees.

6.3 Provisions Governing Disbursements of Development Loan. Disbursements of the Development Loan shall be governed by the following provisions:

(a) The Development shall be performed by the Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, codes, rules, regulations, requirements and orders of any governmental or regulatory authority having or claiming jurisdiction. The Development shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior declarations, covenants, conditions, restrictions and zoning ordinances and regulations.

(b) The Borrower shall have submitted to the Lender and the Lender’s Inspector such information as may be requested by the Lender or the Lender’s Inspector to verify the Development costs which are to be incurred in connection with the Development. The Lender shall not be obligated to authorize disbursement of Development Loan proceeds with respect to the Development for an amount in excess of the Development costs to be incurred in connection therewith as verified by the Lender or the Lender’s Inspector pursuant to the provisions of the preceding sentence. The funding of each draw request is subject to an inspection and approval by the Lender’s Inspector.

(c) The Development Loan proceeds will be advanced in installments as the Development progresses in accordance with the terms of this Agreement to finance the Development in accordance with the Plans and Specifications, but no more often than once monthly, provided that the Lender is satisfied that the amounts available under the Development Loan will be sufficient to complete the work and pay or provide for all reasonably anticipated Development costs through the required Development completion date under the Development Schedule. The Borrower may submit requests for disbursement for clearing and grading prior to recordation of the Record Plat for Lots, but the Lender shall not be obligated to fund Development Loan proceeds for any other work until the Record Plat for Lots is recorded. In the event the Lender determines that the amounts available under the Development Loan, together with any additional cash provided by the Borrower to the Lender, if any, is insufficient to complete the Development in such manner as the Lender may require, the Borrower shall provide such funds necessary to complete the Development. Except for advances for materials and supplies to be delivered to the Property, as to which no retainage will be required, advances of the Development Loan shall be subject to withholding of retainage in the amount of ten percent (10%) of direct Development costs approved by the Lender or the Lender’s Inspector, and at the Lender’s discretion of labor and materials brought into the Development and eligible for payment on a trade payable basis.

(d) Advances of the Development Loan shall be conditioned upon the Lender’s receipt of (i) written certification by parties approved by the Lender that the work which is the basis of the requested advance was completed in accordance with the approved Plans and Specifications and within the cost estimates approved by the Lender (or such adjustments of cost estimates of line items as shall be required and approved by the Lender, provided that sufficient funds to complete the Development will be available under such adjusted estimates), to the satisfaction of the Lender, and (ii) evidence that at that time all necessary certificates required to be obtained from any board, agency or department (government or otherwise) have been obtained. All documents required to be submitted to the Lender as a condition of each disbursement shall be on standard AIA forms and shall be furnished to the Lender at the Lender’s address set forth in this Agreement. The Lender shall have at least ten (10) business days after receipt of the foregoing documentation prior to funding an approved advance.

(e) The Lender shall have received a notice of title continuation or an endorsement to the title insurance policy with respect to the Property theretofore delivered to the Lender, showing that since the last preceding advance, there has been no change in the status of title and no other exception not theretofore approved by the Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made, if the policy does not by its terms provide automatically for such an increase.

(f) Before making the first advance of Development Loan Proceeds, the Borrower shall have provided to the Lender satisfactory documentary evidence that the general contractor has obtained a Basic Business License from the State of Maryland and such license is in effect.

(g) Before making any advance of Development Loan proceeds, the Lender may require the Borrower to obtain from any contractor or materialmen it may engage in connection with the Development, acknowledgements of payment and releases of liens and rights to claim liens, if applicable, down to the date of the last preceding advance and concurrently with the final advance. All such acknowledgements and releases shall be in form and substance satisfactory to the Lender.

(h) The Lender shall not be obligated to make the final advance of Development Loan proceeds hereunder, which shall include the retainage described above, unless (i) the Lender’s Inspector has certified to the Lender on standard AIA forms that the work is complete; (ii) the Lender has received evidence satisfactory to it that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association, or office having or claiming jurisdiction; (iii) that completion of the Development has occurred free and clear of all mechanics’ or materialmen’s liens and any bills or claims for labor, materials and services in connection with the completion of the Development; and (iv) certificates from the Borrower’s architect, engineer and/or contractor, and, if required, from the Lender’s Inspector, certifying that the Development has been completed in accordance with, and as completed comply with, the Plans and Specifications and all laws and governmental requirements. All fees and costs of the Lender’s Inspector shall be paid by the Borrower.

(i) The Lender shall not be obligated to make any advances of Development Loan proceeds hereunder unless, in the reasonable judgment of the Lender, all work completed at the time of the application for advance has been performed in a good and workmanlike manner, and all materials and fixtures usually furnished and installed at that stage of the development have been furnished and installed, and no default which has not been cured has occurred under this Agreement or any of the documents evidencing, securing or guaranteeing the Development Loan.

6.4 Conditions Precedent to Advances of Construction Loan. In addition to any other conditions stated in this Agreement, the following conditions related to Construction of Units must be satisfied prior to any disbursements under the Construction Loan and all of the following matters shall have been approved by the Lender.

(a) Permits. Copies of any and all building and similar permits required in connection with the Construction for each Single Family Lot or Townhouse Lot upon which a Unit is to be constructed, together with such evidence as the Lender may require to the effect that all fees for such permits have been paid. Satisfactory evidence shall be submitted to the Lender that all governmental approvals necessary for the Construction have been obtained. The Lender shall also receive satisfactory evidence that all applicable safety, ecological and environmental laws and any other codes or regulations affecting the Construction and/or proposed use of the Property have been complied with.

(b) Division of Lots. Each Lot shall have been separately subdivided into a record lot that may lawfully be separately conveyed pursuant to the recorded Record Plat for the Lots, which shall be recorded following the recorded Record Plat to separate the Property and the Apartment Parcel into individual subdivided lots of record.

(c) Plans and Specifications. Two (2) sets of complete copies of the final Plans and Specifications for the Construction, which Plans and Specifications shall be satisfactory to the Lender in all respects. The Lender’s review of the Plans and Specifications is solely for the benefit of the Lender, and the Lender’s approval thereof shall not be deemed in any respect to be a representation or warranty, expressed or implied, that the Construction will be sound, have a value of any particular magnitude or otherwise satisfy a particular standard. Prior to any advances for hard costs, the Borrower shall furnish the Lender with copies of the County-approved stamped Plans, together with such evidence as the Lender may require to the effect that such Plans and Specifications have been approved by all governmental and quasi-governmental authorities having or claiming jurisdiction, and together with a final Construction Budget which must be satisfactory to the Lender in its discretion.

(d) Trade Payment Breakdown. A breakdown of total development costs, which shall include a draw schedule (the “Construction Budget”) containing reasonable details of amounts anticipated to be payable for each category of work to be performed and materials to be supplied in connection with the Construction, and a projected schedule for the progress of the Construction, all in such form and containing such details as the Lender shall require. The parties shall have agreed on the Unit Costs Budget and have attached the approved Unit Costs Budget to this Agreement as Exhibit B. Any change orders shall be subject to the Lender’s prior approval. No hard costs shall be advanced under the Construction Loan until such time as the Construction Budget has been approved by the Lender in its sole discretion. The Borrower may, from time to time, request reallocation of amounts in the Construction Budget based upon such reasonable supporting documentation justifying such reallocation as may be approved by the Lender; any such reallocation shall be subject to the Lender’s approval in its sole discretion.

(e) Construction Schedule. A projected Schedule (“Construction Schedule”) for the progress of Construction of Units and a projection of cash flow, each in such form and containing such details as the Lender shall require. The Borrower shall be required to diligently pursue and proceed with Construction of Units in accordance with the Construction Schedule to completion. No more than ten (10) Townhouse Units and not more than four (4) Sticks (hereinafter defined) may be under Construction at any one time. Any Unit as to which Construction has commenced within the Loan term must be completed prior to Maturity, and commence of construction of any Units within four (4) months prior to Maturity shall be prohibited. The Construction Schedule shall be consistent with the foregoing. Failure of the Borrower to meet the requirements of the Construction Schedule shall constitute an Event of Default under this Agreement.

(f) General Contractor. All contracts for Construction of Units shall be subject to the Lender’s approval. The Construction contract shall be assigned to the Lender effective on a default under any of the Loan Documents. The general contractor shall consent to such assignment and agree, in the event of any such default, to continue performance of the contract for the Lender, if the Lender so requests. Comstock Homes of Washington, L.C., an affiliate of the Guarantor, is hereby approved as the general contractor for Construction of Units. Prior to any advances for Construction costs for any Unit, the Borrower shall furnish the Lender with a copy of the contractor’s license for that portion of the Construction. The Borrower shall also furnish the Lender with copies of licenses for all major subcontractors.

(g) Architect’s and Engineer’s Certificate. The architect and the engineer for the Construction shall be subject to the Lender’s approval. In addition, the contracts with the architect and the engineer shall be subject to the Lender’s approval. A certificate from the architect and/or project engineer will be required to the effect that the Construction of the Units being built, if completed in accordance with the Plans and Specifications, will comply with all federal, state, county, and local laws, statutes, ordinances, codes, regulations, rules or other laws applicable to the Construction of the applicable Unit (“Applicable Laws”). Prior to any advances for Construction costs, the Borrower shall furnish the Lender with a copy of the engineer’s license and the architect’s license.

(h) Lender’s Construction Consultant. The Plans and Specifications, Construction Budget, Construction Schedule and any and all other Construction documents requested by the Lender and/or its Construction consultant (the “Lender’s Inspector”), shall be subject to approval by the Lender and the Lender’s Inspector. All draw requests shall be submitted to the Lender and the Lender’s Inspector for review and approval. The Borrower shall be responsible for payment of all of the Lender’s Inspector’s fees.

6.5 Provisions Governing Disbursements of Construction Loan. Disbursements of the Construction Loan shall be governed by the following provisions:

(a) The Construction of all Units shall be performed by the Borrower in strict accordance with all applicable (whether present or future) laws, ordinances, codes, rules, regulations, requirements and orders of any governmental or regulatory authority having or claiming jurisdiction. Construction of Units shall be completed in a manner so as not to encroach upon any easement or right-of-way, or upon the land of others. Construction of each Unit shall be wholly within all applicable building restriction lines and set-backs, however established, and shall be in strict accordance with all applicable use or other restrictions and the provisions of any prior declarations, covenants, conditions, restrictions and zoning ordinances and regulations.

(b) The Borrower shall have submitted to the Lender and the Lender’s Inspector such information as may be requested by the Lender or the Lender’s Inspector to verify the Construction costs which are to be incurred in connection with Construction. The Lender shall not be obligated to authorize disbursement of Construction Loan proceeds with respect to Construction of any Unit for an amount in excess of the Construction costs to be incurred in connection therewith as verified by the Lender or the Lender’s Inspector pursuant to the provisions of the preceding sentence. The funding of each draw request is subject to an inspection and approval by the Lender’s Inspector.

(c) The Construction Loan proceeds will be advanced in installments as the Construction progresses in accordance with the terms of this Agreement to finance the Construction of Units in accordance with the Plans and Specifications, but no more often than once monthly, provided that the Lender is satisfied that the amounts available under the Construction Loan will be sufficient to complete the work and pay or provide for all reasonably anticipated Construction costs through the required Construction completion date under the Construction Schedule. In the event the Lender determines that the amounts available under the Construction Loan, together with any additional cash provided by the Borrower to the Lender, if any, is insufficient to complete the Construction in such manner as the Lender may require, the Borrower shall provide such funds necessary to complete Construction. Advances shall be subject to withholding of retainage in the amount of ten percent (10%) of direct Construction costs approved by the Lender or the Lender’s Inspector, and at the Lender’s discretion of labor and materials brought into the Construction site and eligible for payment on a trade payable basis.

(d) Each advance shall be conditioned upon the Lender’s receipt of (i) written certification by parties approved by the Lender that the work which is the basis of the requested advance was completed in accordance with the approved Plans and Specifications and within the cost estimates approved by the Lender (or such adjustments of cost estimates of line items as shall be required and approved by the Lender, provided that sufficient funds to complete the Construction will be available under such adjusted estimates), to the satisfaction of the Lender, and (ii) that at that time all necessary certificates required to be obtained from any board, agency or department (government or otherwise) have been obtained. All documents required to be submitted to the Lender as a condition of each disbursement shall be on standard AIA forms and shall be furnished to the Lender at the Lender’s address set forth in this Agreement. The Lender shall have at least ten (10) business days after receipt of the foregoing documentation prior to funding an approved advance.

(e) With respect to Townhouse Lots, at such time as the footings for the foundation of each “Stick” (hereinafter defined) have been installed, the Lender shall have received a “wall check” or “foundation” survey of that stick that meets the Lender’s survey requirements and that shows that (i) all new construction is within the boundary lines of the applicable Townhouse Lot and is in compliance with all applicable setback, location and area requirements of all applicable governmental approvals, and (ii) there is no change in condition which could adversely affect the applicable Unit. For purposes of this Agreement, a “Stick” means a building containing contiguous Townhouse Units constructed on a single, shared foundation.

(f) With respect to Single Family Lots, at such time as the footings for the foundation of the Unit have been installed, the Lender shall have received a “wall check” or “foundation” survey of that Unit that meets the Lender’s survey requirements and that shows that (i) all new construction is within the boundary lines of the applicable Single Family Lot and is in compliance with all applicable setback, location and area requirements of all applicable governmental approvals, and (ii) there is no change in condition which could adversely affect the applicable Unit.

(g) The Lender shall have received a notice of title continuation or an endorsement to the title insurance policy with respect to the Property theretofore delivered to the Lender, showing that since the last preceding advance, there has been no change in the status of title and no other exception not theretofore approved by the Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made, if the policy does not by its terms provide automatically for such an increase.

(h) Before making any advance of Construction Loan proceeds, the Lender may require the Borrower to obtain from any contractor or materialmen it may engage in connection with the Construction of any Unit, acknowledgements of payment and releases of liens and rights to claim liens, if applicable, down to the date of the last preceding advance and concurrently with the final advance. All such acknowledgements and releases shall be in form and substance satisfactory to the Lender.

(i) No advances will be made for building materials or furnishings that have not yet been incorporated into the Unit(s) (“Stored Materials”) unless (a) the Borrower has good title to the Stored Materials and has furnished satisfactory evidence of such title to the Lender, (b) the Stored Materials are components in a form ready for incorporation into the applicable Unit(s) and will be so incorporated within a period of forty-five (45) days from the date of the advance for the Stored Materials, (c) the Stored Materials are in the Borrower’s possession and are satisfactorily stored on the Property or at such other location as the Lender may approve, in each case with adequate safeguards to prevent commingling with materials for other projects, (d) the Stored Materials are protected and insured against loss, theft and damage in a manner and amount satisfactory to the Lender and the Lender has received Certificates of Insurance reflecting Borrower as an additional insured and owner of the Stored Materials, (e) the Stored Materials have been paid for in full or will be paid for in full from the funds to be advanced, (f) the lender has or will have upon the payment for the Stored Materials from the advanced funds a perfected, first priority security interest in the Stored Materials, (g) all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds, and (h) following the advance for the Stored Materials, the aggregate amount of advances for Stored Materials that have not yet been incorporated into the Construction will not exceed Ten Thousand Dollars ($10,000.00) per Unit that is then under Construction.

(j) The Lender shall not be obligated to make the final advance of Construction Loan proceeds hereunder with respect to any Unit, which shall include the retainage described above, unless (i) the Lender’s Inspector has certified to the Lender on standard AIA forms that the work is complete (except for punch list items which the Lender may approve and for which Lender may retain 150% of the cost of correction) in accordance with the Plans and Specifications; (ii) the Lender has received evidence satisfactory to it that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association, or office having or claiming jurisdiction; (iii) that completion of Construction of the Unit has occurred free and clear of all mechanics’ or materialmen’s liens and any bills or claims for labor, materials and services; (iv) certificates from the Borrower’s architect, engineer and/or contractor, and, if required, from the Lender’s Inspector, certifying that Construction of the Unit has been completed in accordance with, and as completed comply with, the Plans and Specifications and all laws and governmental requirements; and (v) a certificate of occupancy or residential use permit shall have been validly issued by Montgomery County, Maryland to allow lawful residential occupancy of the completed Unit. All fees and costs of the Lender’s Inspector shall be paid by the Borrower.

(k) The Lender shall not be obligated to make any advances of Construction Loan proceeds hereunder unless, in the reasonable judgment of the Lender, all work completed at the time of the application for advance has been performed in a good and workmanlike manner, and all materials and fixtures usually furnished and installed at that stage of the development have been furnished and installed, and no default which has not been cured has occurred under this Agreement or any of the documents evidencing, securing or guaranteeing the Construction Loan.

(l) During default after expiration of any applicable cure period hereunder, the Lender, at its option, may make any and all advances, or any part thereof, directly to the general contractor or subcontractors against requisitions for payment under the general contractor’s contract or the respective contracts or subcontracts, as the case may be; the execution of this Agreement by the Borrower shall and does constitute an irrevocable direction and authorization to so advance funds, and such funds shall be added to the principal balance of the Construction Loan, shall bear interest as set forth in the Construction Loan Note and shall be secured by the Deed of Trust. All payments made pursuant to the foregoing shall be made within the scope of the respective contracts.

SECTION SEVEN

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to extend credit to the Borrower, the Borrower and the Guarantor each make the following representations and warranties as to itself:

7.1 Organization. The Borrower and each entity comprising the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified as a foreign limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required. The Guarantor represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

7.2 Execution and Delivery. The Borrower and each entity comprising the Borrower has the power, and has taken all of the necessary actions, to execute and deliver and perform its obligations under the Loan Documents, and the Loan Documents, when executed and delivered, will be binding obligations of each such entity enforceable in accordance with their respective terms.

7.3 Power. Each of the Borrower and each entity comprising the Borrower has the power and authority to own its properties and to carry on its business as now being conducted.

7.4 Financial Statements. Al financial statements and information delivered to the Lender are correct and complete in all material respects and present fairly the financial conditions, and reflect all known liabilities, contingent and otherwise, of the Borrower and the Guarantor as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of the Borrower or the Guarantor has occurred.

7.5 Taxes. All tax returns and reports of the Borrower and the Guarantor required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and/or the Guarantor and upon any of their respective properties, assets, income or franchises, that are due and payable have been paid.

7.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower or the Guarantor, threatened against or affecting the Borrower or the Guarantor that, either in any case or in the aggregate, may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Borrower or the Guarantor, or that may result in any material liability on the part of the Borrower or the Guarantor that would materially and adversely affect the ability of the Borrower or the Guarantor to perform its and/or their obligations under the Loan Documents, or that questions the validity of any of the Loan Documents or any action taken or to be taken in connection with the Loan Documents.

7.7 No Breach. The execution and delivery of the Loan Documents, and compliance with the provisions of the Loan Documents, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under, the organizational documents of the Borrower, or any judgment, order or decree binding on the Borrower, or any other agreements to which the Borrower is a party.

7.8 No Defaults. To the best of the Borrower’s knowledge, the Borrower is not in default with respect to any debt, direct or indirect, upon or as to which the Borrower has any liability or obligation.

7.9 Compliance. The Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

7.10 Approvals. No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency, are necessary for the execution, delivery or performance of the Loan Documents by the Borrower.

7.11 Title to Assets. The Borrower has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Agreement.

7.12 Use of Proceeds. The proceeds of the Loans and the LC Facility shall be used only for the purposes described in this Agreement. The proceeds of the Loans and the LC Facility shall not be used to purchase or carry any margin stock, as such term is define din Regulation U of the Board of Governors of the Federal Reserve System.

7.13 Vacant Status of Property and Apartment Parcel. Seneca Concrete, Inc., former tenant of a portion of the Property and/or the Apartment Parcel, has vacated its leased premises, and the Property and the Apartment Parcel are vacant and free of any tenancy that would or might impair development thereof.

SECTION EIGHT

COVENANTS OF BORROWER AND GUARANTOR

In consideration of credit extended or to be extended by the Lender, the Borrower covenants and agrees as follows:

8.1 Financial Information. The Borrower and the Guarantor shall each deliver to the Lender: (i) with respect to the Borrower, each year within ninety (90) days after the close of its fiscal year, financial statements prepared in accordance with standard accounting principles consistently applied, certified as true and correct by an officer of each such entity; (ii) with respect to the Guarantor, each year within ninety (90) days after the close of its fiscal year, audited financial statements; (iii) each year within thirty (30) days after filing, a copy of each such entity’s federal income tax return and all schedules thereto, provided that in the event of such extension such entity shall provide the Lender with a copy of the federal income tax return and all schedules thereto within thirty (30) days of the filing of same with the Internal Revenue Services, and (iv) promptly upon the Lender’s request, such financial and other information as the Lender reasonably may require from time to time. All financial statements shall be in such reasonable detail and shall be accompanied by such certificates of the Borrower or the Guarantor, as applicable, as may reasonably be required by the Lender.

8.2 Taxes. All tax returns and reports of the Borrower required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and upon the Borrower’s properties, assets, income or franchises, that are due and payable, have been paid.

8.3 Compliance with Laws. The Borrower shall comply with all applicable laws and regulations including, without limitation, ERISA.

8.4 Maintain Existence. The Borrower and the Guarantor each shall maintain its existence in good standing, maintain and keep its properties in good condition (ordinary wear and tear excepted), maintain adequate insurance for all of its properties with financially sound and reputable insurers. The Borrower shall remain in the same line of business as it is on the date of this Agreement and shall not enter into any new lines of business without the prior written consent of the Lender.

8.5 Notices. As soon as it has actual knowledge, the Borrower shall notify the Lender of the institution or threat of any material litigation or condemnation or administrative proceeding of any nature involving the Borrower.

8.6 Books and Records. The Borrower shall maintain complete and accurate books of account and records. The principal books of account and records shall be kept and maintained at 1886 Metro Center Drive, 4th Floor, Reston, VA 10190. The Borrower shall not remove such books of account and records without giving the Lender at least thirty (30) days prior written notice. The Borrower, upon reasonable notice from the Lender, shall permit the Lender, or any officer, employee or agent designated by the Lender, to examine the books of account and records maintained by the Borrower, and agree that the Lender or such officer, employee or agent may audit and verify the books and records. The Borrower shall reimburse the Lender for any reasonable expenses incurred by the Lender in connection with any such audits. All accounting records and financial reports furnished to the Lender by the Borrower and the Guarantor pursuant to this Agreement shall be maintained and prepared in accordance with GAAP.

8.7 Liens. The Borrower shall not create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor or under a conditional sale contract or the lessor under a capitalized lease (collectively, (“Liens”) of any kind or nature in or upon any of the asset of the Borrower except:

(a)	Liens created or deposits made that are incidental to the conduct of the business of the Borrower, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by the Borrower of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business; and

(b)	Liens securing the Indebtedness.

8.8 Debt. Except as provided above in Section 8.7, without the prior written consent of the Lender, the Borrower shall not incur or permit to exist any debt for borrowed funds, the deferred purchase price of goods or services or capitalized lease obligations, except for (a) trade debt incurred in the ordinary course of business, and (b) the Indebtedness.

8.9 Contingent Liabilities. Without the prior written consent of the Lender, neither the Borrower nor the Guarantor shall guarantee, endorse, become contingently liable upon or assume the obligation of any person, or permit any such contingent liability to exist, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

8.10 Sale of Assets. Without the prior written consent of the Lender, the Borrower shall not sell, lease, assign or otherwise dispose of any of its assets except for (a) sales in the ordinary course of business including sales of Lots and Units as approved by the Lender from time to time, (b) the disposition of assets that are no longer needed or useful in its business, (c) assets which have been removed and replaced and (d) sale and conveyance of the Apartment Parcel following recordation of the Record Plat and payment in full of all principal, accrued interest and other charges due under the Apartment Loan.

8.11 Mergers and Acquisitions. Without the prior written consent of the Lender, the Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock, partnership interests or other ownership interests of, any other person.

8.12 Loans and Advances. Without the prior written consent of the Lender, the Borrower shall not make any loan or advance to any affiliate, director, member, manager, officer or employee of the Borrower, or any other person, except for the creation of accounts receivable in the ordinary course of business on terms that are no less favorable than would apply in an arms-length transaction.

8.13 Subsidiaries and Joint Ventures. Without the prior written consent of the Lender, the Borrower shall not form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture. If the Lender grants its consent to the formation or acquisition of a subsidiary Borrower, such entity shall cause each subsidiary to perform and observe all of the covenants contained in this Agreement and the other Loan Documents.

8.14 Affiliates. Without the prior written consent of the Lender, the Borrower shall not engage in business with any of its affiliates except in the ordinary course of business and on terms that are no less favorable to the Borrower than would apply in an arm’s length transaction.

8.15 Organization; Control and Management; Transfers. Until such time as the Loans and the LC Facility are fully repaid, there shall be no Transfer (hereinafter defined) of any interest in the Borrower, nor any change in the Control (hereinafter defined) or management of either the Borrower or the Guarantor, nor any Transfer of the Property except for sales of Lots and Units in accordance with the terms of the Loan Documents, without the Lender’s prior written consent. “Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or other disposition, either directly or indirectly, in the aggregate of fifty percent (50%) or more of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by” and “controlling” shall have the respective correlative meanings thereto.

SECTION NINE

DEFAULT AND REMEDIES

9.1 Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. If: (i) the Borrower shall fail to pay any monthly payment required under the Development Loan Note or the Construction Loan Note (“Monthly Payments”) when due thereunder or (ii) the Borrower shall fail to pay any amount (other than the Monthly Payments) as and when due under the LC Note or any of the other Loan Documents;

(b) Failure to Give Notices. If the Borrower fails to give the Lender any notice required by Section 8.5 of this Agreement within thirty (30) days after it has actual knowledge of the event giving rise to the obligation to give such notice.

(c) Failure to Permit Inspections. If the Borrower refuses to permit the Lender to inspect its books and records in accordance with the provisions of Section 8.6 or failure to permit the Lender to inspect the Property upon reasonable advance notice.

(d) Failure to Record Record Plat. If the Record Plat is not recorded within ninety (90) days following closing the Loans and the LC Facility.

(e) Failure to Observe Covenants. If the Borrower fails to perform or observe any non-monetary term, covenant, warranty or agreement contained in this Agreement or in the other Loan Documents for which no cure period or another cure period is provided, and such failure shall continue for a period of thirty (30) days after written notice of such failure has been given to the Borrower by the Lender; provided, however, if such default is not in the payment of any sum due to the Lender hereunder, or was not the subject of an Event of Default for which notice was previously provided, and provided the Borrower is diligently pursuing the cure of such default , then the Borrower shall have an additional sixty (60) days within which to cure such default prior to the Lender exercising any right or remedy available hereunder, or at law or in equity.

(f) Defaults Under Loan Documents. If an Event of Default shall occur under any of the Notes or any other Loan Document and shall not be cured within any applicable grace period.

(g) Breach of Representation. Discovery by the Lender that any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document or in any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or other Loan Document or in connection with any borrowing under this Agreement by the Borrower or the Guarantor or any member, manager, officer, agent, employee or director of the Borrower or the Guarantor, was materially untrue when made or deemed to be made.

(h) Voluntary Bankruptcy. If the Borrower or the Guarantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or the Guarantor or any substantial part of the property of the Borrower or the Guarantor, or commences any proceeding relating to the Borrower or the Guarantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed.

(i) Involuntary Bankruptcy. If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower or the Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, the proceeding shall not have been dismissed, or, if within sixty (60) days, after the appointment, without the consent or acquiescence of the Borrower or the Guarantor, of any trustee, receiver or liquidator of any Borrower or all or any substantial part of the properties of the Borrower or the Guarantor, the appointment shall not have been vacated.

(j) Cross Default. If, as a result of default, any present or future obligations of the Borrower or the Guarantor or any affiliate of the Borrower or the Guarantor to the Lender or any other creditor, whether due to acceleration provisions or otherwise therein, are declared to be due and payable prior to the expressed maturity of such obligations.

(k) Cross Default to Particular Instruments: If an Event of Default by the applicable borrower shall occur under any of the following, as any of the following may be amended, substituted or replaced from time to time: (i) the Apartment Loan, (ii) any loan documents evidencing and/or securing that certain loan from the Lender to New Hampshire Ave. Ventures, LLC (“NHA”) in the amount of $6,000,000.00, which is evidenced, among other things, by a Revolving Development Loan Promissory Note dated August 13, 2012 made by NHA to the order of the Lender; (iii) any loan documents evidencing and/or securing that certain loan from the Lender to NHA in the amount of $4,000,000.00, which is evidenced, among other things, by a Revolving Construction Loan Promissory Note dated August 13, 2012 made by NHA to the order of the Lender; (iv) any loan documents evidencing and/or securing that certain loan from the Lender to Comstock Potomac Yard, L.C. and Comstock Penderbrook, L.C., jointly and severally, in the amount of $9,960,000.00, which is evidenced, among other things, by a Deed of Trust Note dated May 30, 2012 made by those obligors to the order of the Lender; and (v) the Subordinate Loan.

(l) Material Adverse Change. A material adverse change occurs in the financial or business condition of the Borrower or the Guarantor.

(m) Judgment. If a judgment, attachment, garnishment or other process is entered against the Borrower and is not vacated or bonded within sixty (60) days after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure), or if a judgment, attachment, garnishment or other process is entered against the Guarantor that would materially affect the Guarantor’s ability to perform its obligations under the Loan Documents, and such judgment, attachment, garnishment or other process is not vacated or bonded with in sixty (60) day after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure).

(n) Dissolution. The dissolution, liquidation or termination of existence of the Borrower or the Guarantor unless a substitute guarantor, satisfactory to the Lender in its sole and absolute discretion, assumes all liability under the Guaranty and Environmental Indemnity and executes any documents which the Lender may reasonably require to implement such substitution, within sixty (60) days after event of dissolution, liquidation or termination of existence.

(o) Change in Management/Control. A change in the management of or controlling interest in the Borrower or the Guarantor without the prior written consent of the Lender.

9.2 Remedies. Upon the occurrence of an Event of Default (a) the Lender, at its option, by written notice to the Borrower, may declare all Indebtedness to the Lender to be immediately due and payable, whether such Indebtedness was incurred prior to, contemporaneous with or subsequent to the date of this Agreement and whether represented in writing or otherwise, without presentment, demand, protest or further notice of any kind, and (b) the Lender may exercise all rights and remedies available to it under the Loan Documents and applicable law. The Borrower agrees to pay all costs and expenses incurred by the Lender in enforcing any obligation under this Agreement or the other Loan Documents, including, without limitation, attorneys’ fees. No failure or delay by the Lender in exercising any power or right will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other future exercise of such power or right, or the exercise of any other power or right.

9.3 Borrower to Pay Fees and Charges. The Borrower shall pay all fees and charges incurred in the procuring, making and enforcement of the Loans, including without limitation the reasonable fees and disbursements of Lender’s attorneys, charges for appraisals, the fee of Lender’s inspector and construction consultant, fees and expenses relating to examination of title, title insurance premiums, surveys, and mortgage recording, documentary, transfer or other similar taxes and revenue stamps, loan extension fees, if any, and the Lender’s fees for the Loans.

SECTION TEN

GENERAL PROVISIONS

10.1 Defined Terms. Each accounting term used in this Agreement, not otherwise defined, shall have the meaning given to it under GAAP applied on a consistent basis. The term “person” shall mean any individual partnership, corporation, trust, joint venture, unincorporated association, governmental subdivision or agency or any entity of any nature. The term “subsidiary” means, with respect to any person, a corporation or other person of which shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or person are at the time owned, or the management of which it otherwise controlled, directly or indirectly, through one or more intermediaries, by such person. The term “affiliate” means, with respect to any specified person, any other person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified person. All meanings assigned to defined terms in this Agreement shall be applicable to the singular and plural forms of the terms defined.

10.2 Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, prepaid by Federal Express (or a comparable overnight delivery service), or sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth as follows:

If to the Lender, to:

EAGLEBANK

7815 Woodmont Avenue

Bethesda, MD 20814

Attn: Douglas Vigen, Senior Vice President

With a copy to:

Friedlander Misler, PLLC

5335 Wisconsin Avenue, N.W., Suite 600

Washington, D.C. 20015

Attn: Leonard A. Sloan, Esq.

If to the Borrower, to:

Comstock Redland Road, L.C.

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Christopher Clemente

With a copy to:

Comstock Redland Road, L.C.

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Jubal Thompson, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service), or (d) on the third (3rd) business day after the day on which it is deposited in the United States mail. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this Section.

10.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors, assigns, personal representatives, executors and administrators, provided that the Borrower may not assign or transfer its rights under this Agreement.

10.4 Entire Agreement. Except for the other Loan Documents expressly referred to in this Agreement, this Agreement represents the entire agreement between the Lender and the Borrower, supersedes all prior commitments and may be modified only by an agreement in writing.

10.5 Survival. All agreements, covenants, representations and warranties made in this Agreement and all other provisions of this Agreement will survive the delivery of this Agreement and the other Loan Documents and the making of the advances under this Agreement and will remain in full force and effect until the obligations of the Borrower under this Agreement and the other Loan Documents are indefeasibly satisfied.

10.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflict of laws principles.

10.7 Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

10.8 Participations. The Lender shall have the right to sell all or any part of its rights under the Loan Documents, and the Borrower authorizes the Lender to disclose to any prospective participant in any of the Loans any and all financial and other information in the Lender’s possession concerning the Borrower or the collateral for the Loans.

10.9 No Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party.

10.10 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE LENDER AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY BASED ON, ARISING OUT OF OR UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

10.11 Waiver. The rights of the Lender under this Agreement and the other Loan Documents shall be in addition to all other rights provided by law. No waiver of any provision of this Agreement, or any other Loan Document, shall be effective unless in writing, and no waiver shall extend beyond the particular purpose involved. No waiver in any one case shall require the Lender to give any subsequent waivers.

10.12 Severability. If any provision of this Agreement or any other Loan Document is held to be void, invalid, illegal or unenforceable in any respect, such provision shall be fully severable and this Agreement or the applicable Loan Document shall be construed as if the void, invalid, illegal or unenforceable provision were not included in this Agreement or in such Loan Document.

10.13 No Setoffs. With respect to a monetary default claimed by the Lender under the Loan Documents, no setoff, claim, counterclaim, reduction or diminution of any obligation or defense of any kind or nature that the Borrower has or may have against the Lender (other than the defenses of payment, the Lender’s gross negligence or willful misconduct) shall be available against the Lender in any action, suit or proceeding brought by the Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by the Borrower of any such rights or claims against the Lender, but any recovery upon any such rights or claims shall be had from the Lender separately, it being the intent of this Agreement and the other Loan Documents that the Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due under this Agreement and the other Loan Documents.

10.14 No Merger. The Borrower and the Lender expressly agree that the Borrower’s agreement and obligation to pay the Lender’s reasonable attorneys’ fees and costs, and all other litigation expenses, shall not be merged into any judgment obtained by the Lender, but shall survive the same and shall not be extinguished by any monetary judgment. It is the express intent of the parties hereto that all post-judgment collection fees and expenses (including reasonable attorneys’ fees and costs) shall survive entry of a final judgment and shall be collectible by the Lender against the Borrower from time to time following entry of any final judgment obtained by the Lender against the Borrower.

10.15. Counterparts. This Agreement may be executed for the convenience of the parties in several counterparts, which are in all respects similar and each of which is to be deemed to be complete in and of itself, and any one of which may be introduced in evidence or used for any other purpose with the production of the other counterparts thereof.

10.16 Consent to Jurisdiction. The Borrower irrevocably submits to jurisdiction of any state or federal court sitting in the Commonwealth of Virginia or the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Documents. The undersigned irrevocably waives, to the fullest extent permitted by law, any objection that the undersigned may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which the undersigned is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable law.

10.17 Service of Process. The Borrower hereby consents to process being served in any suit, action or proceeding instituted in the Commonwealth of Virginia or the State of Maryland in connection with the Loans by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address set forth in the Notices section of this Agreement and (ii) serving a copy thereof upon the Borrower’s registered agent for service of process. The undersigned irrevocably agrees that such service shall be deemed to be service of process upon the undersigned in any such suit, action or proceeding. Nothing in this Agreement shall affect the right of the Lender otherwise to bring proceedings against the undersigned in the courts of any jurisdiction or jurisdictions.

10.18 Exhibits. All exhibits referred to herein as attached hereto are incorporated in full by reference as though fully set forth in this Agreement. The Exhibits are:

Exhibit A:	Legal Description of the Property and the Apartment Parcel
Exhibit B:	Unit Costs Budget
Exhibit C:	LC Promissory Note Form
Exhibit D:	Carve Out Obligations
Exhibit E:	Form of Apartment Parcel Deed of Trust
Exhibit F:	Form of Letter of Credit

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed in their respective names by duly authorized representatives as of the day and year first above written. The Guarantor joins herein to consent and agree to the terms, conditions, provisions and covenants of those sections of this Agreement that address a covenant or obligation of the Guarantor.

WITNESS:	BORROWER:

COMSTOCK REDLAND ROAD, L.C., a Virginia limited liability company

	By:	Comstock Holding Companies, Inc., a Delaware
corporation, its Manager

By:
Christopher D. Clemente
Chief Executive Officer

[SEAL]

COMMONWEALTH OF VIRGINIA

COUNTY OF                                     , ss:

I,                         , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Christopher D. Clemente personally appeared before me in said jurisdiction and acknowledged that he is the Chief Executive Officer of Comstock Holding Companies, Inc., which is the Manager of Comstock Redland Road, L.C., a Virginia limited liability company, party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Redland Road, L.C.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of             , 2013.

Notary Public

[SEAL]	My Commission expires: .

Notary Registration No. .

GUARANTOR:
Witness:
COMSTOCK HOLDING COMPANIES, INC., a Delaware corporation

Print Name:
By:
Christopher D. Clemente
Chief Executive Officer

COMMONWEALTH OF VIRGINIA

COUNTY OF                                     , ss:

I,                         , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Christopher D. Clemente personally appeared before me in said jurisdiction and acknowledged that he is the Chief Executive Officer of Comstock Holding Companies, Inc., a Delaware corporation, party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Holding Companies, Inc.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of             , 2013.

Notary Public

[SEAL]	My Commission expires: .

Notary Registration No. .

LENDER:
Witness:
EAGLEBANK

Print Name:

By:
Douglas Vigen
Senior Vice President

[SEAL]

COMMONWEALTH OF VIRGINIA

COUNTY OF                                     , ss:

I,                         , a Notary Public in and for the aforesaid jurisdiction, do hereby certify that Douglas Vigen personally appeared before me in said jurisdiction and acknowledged that he a Senior Vice President of EAGLEBANK; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed; that the seal affixed to said instrument is such corporate seal and that it was so affixed by order of the Board of Directors of said Bank; and that he signed his name thereon by like order.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of             , 2013.

Notary Public

[SEAL]	My Commission expires: .

Notary Registration No. .

EXHIBIT A

Legal Description of the Property and the Apartment Parcel

Parcel P-146 in Montgomery County, Maryland, being that tract of land comprising 4.24307 acres, more or less, said tract of land being bisected by Yellowstone Way.

Tax ID No. 04-001-00776834.

For metes and bounds description, see Exhibit “A” to Commitment for Title Insurance issued by Stewart Title Guaranty Company on February 13, 2013, File No. 01242 – 1549.

EXHIBIT B

UNIT COSTS BUDGET

EXHIBIT C

FORM OF LC PROMISSORY NOTE

NON-REVOLVING PROMISSORY NOTE

$	, 2013

FOR VALUE RECEIVED, COMSTOCK REDLAND ROAD, L.C., a Virginia limited liability company (the “Borrower”) promises to pay to the order of EAGLEBANK (the “Lender”), at such place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, without defense, offset or counterclaim, the principal sum of                                 AND NO/100 DOLLARS ($            .00), or so much thereof as may be advanced and outstanding hereunder or under the other Facility Documents (hereinafter defined), including without limitation any Protective Advances (hereinafter defined), together with interest as described below and in accordance with the following terms and provisions:

1. Advances. The letter of credit facility evidenced hereby (the “Facility”) is governed by the terms of that certain Loan Agreement dated of even date herewith (the “Loan Agreement”) by and between the Borrower and the Lender (as applicable to the Facility, and as the same may be amended, restated or supplemented from time to time, the “Facility Agreement”). This Non-Revolving Promissory Note (as the same may be amended, restated, renewed, supplemented or substituted from time to time, the “Note”) evidences the Borrower’s obligations under the Facility, including without limitation, with respect to amounts drawn under an irrevocable stand by letter of credit (the “Letter of Credit”) issued or to be issued by Lender for the account of the Borrower in accordance with the terms of the Facility Agreement. Notwithstanding the foregoing, no principal shall be deemed to be advanced or bear interest under this Note with respect to the Letter of Credit obligation except for advances on account of draws under such Letter of Credit.

2. Interest Rate.

a. Commencing on the date hereof, the unpaid principal balance of this Note outstanding from time to time shall bear interest at the floating rate per annum equal to three percent (3.0%) above the thirty (30) day LIBOR Rate (hereinafter defined), rounded upwards, if necessary, to the nearest one-eighth of one percent (0.125%). The LIBOR Rate means, for each calendar month, the annualized weighted average of the 30-day London Interbank Offered Rates (at approximately11:00 a.m. London time) for U.S. Dollar transactions on the day that is two (2) business days prior to the first day of that calendar month, as reported by Bloomberg Business News; if Bloomberg Business News is not available, the Lender shall select a similar source for the LIBOR index and shall notify the Borrower of such selection. If no LIBOR index is available, or if the Lender determines in its sole discretion that any reported LIBOR Rate is unreliable, the Lender may select an alternative index upon notice to the Borrower of such selection. Interest shall be calculated using a 360-day year, based upon the actual number of days for which the calculation is being made. Notwithstanding the above, in no event shall the Note bear interest at a rate below the floor interest rate of five percent (5.0%) per annum (the “Interest Rate Floor”).

b. It is not intended hereby to charge interest at a rate in excess of the maximum legal rate of interest permitted to be charged under applicable law, but if, nevertheless, interest in excess of such rate shall be paid, then the rate imposed shall be reduced to such maximum legal rate and if, from any circumstance, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be deemed excessive interest shall be applied to the reduction of the unpaid principal balance hereunder and not to the payment of interest.

3. Payments. Payments of principal and interest shall be due and payable as follows:

a. Commencing thirty (30) days after the date hereof and continuing on the same day of each month thereafter (the “Payment Date”), monthly payments of interest only on the outstanding principal balance hereof shall be due and payable;

b. Within five (5) days after each and every draw under the Letter of Credit, Borrower shall: (i) pay Lender the amount of the applicable draw made on the Letter of Credit for application to the amount outstanding hereunder, or (ii) deposit the amount of the applicable draw made on the Letter of Credit into the LC Escrow (as defined in the Facility Agreement).

c. This Note shall have an initial maturity date on the date which is one (1) year from the date hereof, subject to extension in accordance with the Facility Agreement and subject to payment of an extension fee in the amount of one percent (1%) of the face amount of the Letter of Credit on each anniversary of the Letter of Credit.

d. The entire principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the outside maturity date of                     , 2015 (the “Maturity Date”) and the Letter of Credit shall automatically expire on the Maturity Date.

4. Prepayment. There shall be no prepayment fee for any prepayments made under this Note. Amounts prepaid may not be reborrowed.

5. Application of Payments. All payments hereunder shall be payable in lawful money of the United States and in immediately available funds. All payments received hereon shall be applied, in Lender’s sole discretion: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any principal then due, if any; (iii) third to late charges, if any; (iv) fourth, to reasonable attorney’s fees and costs of collection; and (v) fifth, to reduce the outstanding principal balance of this Note until such principal shall have been fully repaid. All payments hereunder shall be made without offset, demand, counterclaim, deduction, abatement, defense, or recoupment, each of which Borrower hereby waives.

6. Facility Documents. This Note is issued pursuant to the Facility Agreement. The performance of the Borrower’s obligations hereunder is secured by the documents and instruments set forth in the Facility Agreement. This Note, the Facility Agreement, the Letter of Credit and all documents executed in connection with the Letter of Credit (including without limitation, the application for Letter of Credit), and any other document executed or delivered by the Borrower in connection with the Facility, all as the same may be amended, restated, supplemented or substituted from time to time, shall be referred to herein as the “Facility Documents”.

7. Default. An Event of Default shall occur hereunder if (a) the Borrower shall fail to pay any amount due under this Note or any of the Facility Documents as and when due and payable, or (b) if a default occurs under any of the Facility Documents and is not cured within any applicable grace or cure period, or (c) if a default occurs under any document or instrument that is cross-defaulted to the Borrower’s obligations pursuant to the terms of the Loan Agreement. Upon the occurrence of an Event of Default hereunder, the entire principal balance hereof, all accrued interest thereon and all other amounts payable hereunder and under the Facility Documents shall become immediately due and payable at the option of the Lender. Any delay by the Lender in exercising or any failure of the Lender to exercise the aforesaid option to accelerate with respect to an Event of Default shall not constitute a waiver of its right to exercise such option with respect to that or any subsequent Event of Default. Acceleration of maturity, once claimed hereunder by the holder hereof may be rescinded, at such holder’s option, by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. After the occurrence of an Event of Default, and until such Event of Default is cured, interest shall accrue on all amounts outstanding hereunder at five percent (5%) plus the rate of interest then payable hereunder from the date of such Event of Default, and the Interest Rate Floor shall be increased by five percent (5%) per annum (the “Default Rate”).

8. Late Charge. The Borrower shall pay to the Lender a late charge equal to five percent (5%) of any amount due hereunder that is not received by the Lender within ten (10) days after the date on which such amount is due.

9. Waiver; Extensions. The Borrower hereby waives presentment, demand, notice of dishonor, protest and all other exemptions provided debtors. The Borrower agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Lender after the maturity thereof.

10. Collection Costs and Expenses. The Borrower shall pay all reasonable costs, fees and expenses incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or an Event of Default.

11. Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the following addresses:

If to the Lender, to:

EAGLEBANK

7815 Woodmont Avenue

Bethesda, MD 20814

Attn: Douglas L. Vigen, Senior Vice President

with a copy to:

Friedlander Misler, PLLC

5335 Wisconsin Avenue, NW, Suite 600

Washington, DC 20015

Attn: Leonard A. Sloan, Esq.

If to the Borrower, to:

Comstock Redland Road, L.C.

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Christopher D. Clemente

With a copy to:

Comstock Redland Road, L.C.

c/o Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, VA 20190

Attn: Jubal Thompson, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, or (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service),. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this paragraph.

12. Severability. If any provision of this Note, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

13. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or delegate its obligations hereunder without the prior written consent of the Lender.

14. Payments. All payments due hereunder shall be made in immediately available funds.

15. WAIVER OF JURY TRIAL. BORROWER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OF THE FACILITY DOCUMENTS.

16. Offset. If an Event of Default occurs under this Note or an Event of Default occurs under any other Facility Document, and such Event of Default is not cured within any applicable notice and/or grace period, then the Lender shall have the right to offset any amounts due hereunder against any control account, now or hereafter maintained with the Lender by the Borrower (but not against any general deposit account of Borrower or any affiliate of Borrower).

17. Governing Law; Amendment. This Note shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflict of laws principles. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

18. Business Purpose. Borrower hereby represents and warrants to Lender that it is a business or commercial organization, and further represents and warrants that the Facility evidenced hereby was made and transacted solely for the purpose of carrying on a business or an investment in real estate.

19. Consent to Jurisdiction. Borrower irrevocably submits to jurisdiction of any state or federal court sitting in the State of Maryland, the Commonwealth of Virginia or the District of Columbia over any suit, action, or proceeding arising out of or relating to the Note or any other Facility Documents. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable laws.

20. Sealed Instrument. This Non-Revolving Promissory Note is executed under seal and is intended to be a sealed instrument.

[signatures on following page]

IN WITNESS WHEREOF, the Borrower has executed this Non-Revolving Promissory Note under seal as of the day and year first above written.

BORROWER:

COMSTOCK REDLAND ROAD, L.C., A Virginia limited liability company

	By:	Comstock Holding Companies, Inc. a Delaware corporation Its Manager

By:
Print Name:			Print Name: Christopher D. Clemente
Print Title: Chief Executive Officer

STATE OF	)
) ss:
COUNTY OF	)

I,                                                      , a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that Christopher D. Clemente personally appeared before me in said jurisdiction and acknowledged that he is the Chief Executive Officer of Comstock Holding Companies, Inc., which is the Manager of Comstock Redland Road, L.C., a party to the foregoing instrument, and that the same is his act and deed and the act and deed of said Comstock Redland Road, L.C.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this      day of March, 2013.

Notary Public

(SEAL)

My Commission expires:

EXHIBIT D

CARVE OUT OBLIGATIONS

The Guarantor shall also guaranty the full and timely payment of any and all actual loss, damage, cost, expense, liability, claim or other obligation incurred by the Lender (including reasonable attorneys’ fees and out-of-pocket costs actually incurred) arising out of or in connection with any one or more of the following (the “Carve Out Obligations”):

(i) Fraud, material misrepresentation or willful misconduct by Borrower or Guarantor or any of their respective members, managers, officers, principals, or any other person properly authorized to make statements or representations, or act, on behalf of Borrower or Guarantor in connection with the Loans or the Property;

(ii) physical waste committed on the Property; damage to the Property as a result of the intentional misconduct, recklessness or gross negligence of Borrower or Guarantor, or any agent or employee of any such persons; or the removal of any portion of the Property by or at the direction of Borrower or Guarantor or any direct or indirect member or manager thereof, in violation of the terms of the Loan Documents (as defined in the Loan Agreement) following a default under either of the Loans which is not cured within any applicable grace or cure period (an “Event of Default”);

(iii) subject to any right to contest or bond off such matters, as provided in the Deed of Trust or Loan Agreement, failure to pay any valid taxes, assessments, mechanics’ liens, materialmen’s liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Deed of Trust or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;

(iv) the breach of any representation, warranty or covenant in, and any liability under any provision in, that certain Environmental Indemnity Agreement of even date herewith given by Borrower and Guarantor to Lender or the breach of any representation, warranty or covenant relating solely to, and any liability under any provision concerning, environmental laws, hazardous substances or asbestos in the Deed of Trust;

(v) the misapplication or conversion of (A) any insurance proceeds paid to Borrower by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received by Borrower in connection with the condemnation of all or a portion of the Property, or (C) any rents from the Property following an Event of Default or collected in advance; and

(vi) failure to maintain any insurance policies required under the Loan Documents, or timely to pay or provide the amount of any insurance deductible, to the extent of the applicable deductible, following a casualty or other insured event.

EXHIBIT E

FORM OF APARTMENT PARCEL DEED OF TRUST

[ATTACHED]

EXHIBIT F

FORM OF MONTGOMERY COUNTY LETTER OF CREDIT

[ATTACH MONTGOMERY COUNTY FORM]